EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Smith Micro Software, Inc., that, to his knowledge, the Quarterly Report of Smith Micro Software, Inc. on Form 10-Q for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

November 13, 2003	By /s/	William W. Smith, Jr.

William W. Smith, Jr.
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

November 13, 2003	By /s/	Robert W. Scheussler

Robert W. Scheussler
Chief Operating Officer and
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Smith Micro Software, Inc. and will be retained by Smith Micro Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.